Exhibit 10.7

AMENDMENT NUMBER 1
TO
TOLL BROTHERS, INC.
EMPLOYEE STOCK PURCHASE PLAN (2017)

WHEREAS, Toll Brothers, Inc. (the “Company”) adopted the Toll Brothers, Inc. Employee Stock Purchase Plan (2017) (the “ESPP”) to enable Company employees to purchase the Company’s common stock at a discount from market prices. Capitalized terms and not defined herein shall have the meanings assigned to them in the ESPP.

WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the ESPP to permit the transfer of shares purchased by a Participant under the ESPP through the 15% Discount Purchase Program by the Participant’s estate prior to the expiration of the three-year holding period imposed by Section 5(a)(v) of the ESPP in the event that the Participant dies prior to the expiration of such holding period.

WHEREAS, the Board has determined that it is in the best interests of the Company to approve this Amendment No. 1.

NOW, THEREFORE, the ESPP is amended as follows:

1.	Termination of Holding Period Upon Death of Participant. Section 5(a)(v) of the ESPP shall be amended and restated in its entirety as follows:

“(v) Restrictions. Shares purchased by means of participation in the Plan through the 15% Discount Purchase Program under this Paragraph 5(a) shall not be transferable until the third anniversary of the Purchase Date on which such Shares were purchased. If a Participant terminates employment with the Company or an Affiliate for any reason, such Shares shall continue to be subject to the restrictions on transfer imposed under this Paragraph 5(a)(v) until the earlier of (x) the death of Participant and (y) the third anniversary of the Purchase Date on which such Shares were purchased, and shall thereafter be transferable without such restrictions.”

2.	Effect of Amendment to Plan. Except to the extent modified by this Amendment No. 1, the terms and conditions of the Plan will remain unchanged and shall continue in full force and effect.

This Amendment No. 1 to the Toll Brothers, Inc. Employee Stock Purchase Plan (2017) is executed this 13th day of December, 2017 by the officer named below pursuant to due authorization by the Board.

TOLL BROTHERS, INC.

By:    /s/ Martin P. Connor
Name:     Martin P. Connor
Title:     Chief Financial Officer